                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement             [  ] Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               MLC HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

          [X] No fee required.

          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
              0-11.

              (1) Title of each class of securities to which transaction
                  applies:     N/A

              ------------------------------------------------------------------
              (2) Aggregate number of securities to which transaction
                  applies:     N/A

              ------------------------------------------------------------------
              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it
                  was determined):     N/A

              ------------------------------------------------------------------
              (4) Proposed maximum aggregate value of transaction: N/A

              ------------------------------------------------------------------
              (5) Total fee paid:

              [ ] Fee paid previously with preliminary materials.

              [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

              (1) Amount previously paid:

              ------------------------------------------------------------------
              (2) Form, schedule or registration statement no.:

              ------------------------------------------------------------------
              (3) Filing party:

              ------------------------------------------------------------------
              (4) Date filed:

              ------------------------------------------------------------------

MLC HOLDINGS, INC.
11150 Sunset Hills Road, Suite 110
Reston, Virginia 20190-5321


July 29, 1998






Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MLC Holdings, Inc. on September 16, 1998. The Annual Meeting will begin at 10:00 a.m. local time at the Hyatt Regency Reston, 1800 Presidents Street, Reston, VA 20191.

Information regarding each of the matters to be voted upon at the Annual Meeting is contained in the attached Proxy Statement. We urge you to read the Proxy Statement carefully. The Proxy Statement is being mailed to all Stockholders on or about August 7, 1998.

Because it is important that your shares be voted at the Annual Meeting, whether or not you plan to attend in person, we urge you to complete, date, and sign the enclosed proxy card and return it as promptly as possible in the accompanying envelope. If you are a Stockholder of record and do attend the meeting and wish to vote your shares in person, even after returning your proxy, you still may do so.

We look forward to seeing you in Reston, VA on September 16, 1998.

                                                   Very truly yours,



                                                   Phillip G. Norton, President

                               MLC HOLDINGS, INC.
                       11150 Sunset Hills Road, Suite 110
                           Reston, Virginia 20190-5321
                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 16, 1998
                    ----------------------------------------

TO THE STOCKHOLDERS OF MLC HOLDINGS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MLC Holdings, Inc., a Delaware corporation (the "Company"), will be held on September 16, 1998, at the Hyatt Regency Reston, 1800 Presidents Street, Reston, VA 20191, at 10:00 a.m. local time, and thereafter as it may from time to time be adjourned (the "Annual Meeting"), for the purposes stated below:

1. To elect two Class II directors to serve for three years and until their respective successors have been duly elected and shall qualify.

2.   To approve the 1998 Long-Term Incentive Plan.

3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the Company's fiscal year ending March 31, 1999.

     To transact such other business as may properly come before the Annual Meeting.

All Stockholders are cordially invited to attend the Annual Meeting. Under the provisions of the Bylaws, the Board of Directors has fixed the close of business on July 23, 1998, as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books will not be closed.

Stockholders should note that the Company's By-Laws provide that in order for a stockholder to bring business before a meeting or to make a nomination for the election of directors, such stockholder must give written notice complying with the requirements of the By-Laws to the Secretary of the Company not later than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO FIRST UNION NATIONAL BANK, 1525 W.W.T. HARRIS BLVD., 3C3, CHARLOTTE, NC 28288-1113.

                                             MLC HOLDINGS, INC.


                                             ----------------------------------
July 29, 1998                                Kleyton L. Parkhurst, Secretary

                               MLC HOLDINGS, INC.


                                 PROXY STATEMENT
                               Dated July 29, 1998

                                  INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MLC Holdings, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of the Company's Stockholders to be held on September 16, 1998, at the Hyatt Regency Reston, 1800 Presidents Street, Reston, VA 20191, at 10:00 a.m. local time, and at any adjournments thereof (the "Annual Meeting"). The principal executive offices of the Company are located at 11150 Sunset Hills Road, Reston, Virginia 20190-5321; and its telephone number is (703) 834-5710.

The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect two Class II directors to serve for three years and until their successors have been duly elected and shall qualify; (ii) to approve the 1998 Long Term Incentive Plan; (iii) to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the Company's fiscal year ending March 31, 1999; and (iv) to transact such other business as may properly come before the meeting.

The Company's Board of Directors has taken affirmative action with respect to each of the foregoing proposals and recommends that the Stockholders vote in favor of each of the proposals. All of the holders of record of common stock, $.01 par value (the "Common Stock"), of the Company at the close of business on July 23, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting. The stock transfer books will not be closed.

THE APPROXIMATE DATE ON WHICH THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, PROXY STATEMENT AND PROXY CARD ARE FIRST SENT OR GIVEN TO STOCKHOLDERS IS AUGUST 7, 1998.

                               VOTING REQUIREMENTS

As of July 23, 1998, the Record Date, there were outstanding 6,345,483 shares of the Common Stock. Only holders of shares of Common Stock of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting, such holders being entitled to one vote on all matters presented at the Annual Meeting for each share held of record. The holders of record of a majority in voting interest of the shares of stock of the Company entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained. The nominees to be selected as Class II Directors named in Proposal 1 must receive a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The approval of Proposals 2 and 3 to be considered at the Annual Meeting each require the affirmative vote of at least a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions and broker non-votes will be counted only for the purpose of determining the existence of a quorum, but will not be counted as an affirmative vote for purposes of determining whether a proposal has been approved.

As of the Record Date, all of the present Directors, as a group of five persons, owned beneficially 3,656,980 shares (56.6%) and all of the present Directors and Executive Officers of the Company, as a group of eight persons, owned beneficially 3,785,240 shares (57.9% of the total outstanding shares) of the Company. To the knowledge of management, as of the Record Date, the only officers, directors and nominees for director who owned beneficially five percent or more of the Company's outstanding shares were Phillip G. Norton, Bruce M. Bowen, William J. Slaton, Kevin M. Norton and Patrick J. Norton.

Proxies given by Stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, Stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the Stockholder or his attorney authorized in writing or, if the Stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

Solicitation of proxies may be made by use of the mails, and may also be made in person or by telephone, e-mail or other electronic communications. The cost of soliciting proxies in the accompanying form will be borne by the Company. The Company may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute the proxies.

The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, including audited financial statements, will accompany the mailing to Stockholders of this Proxy Statement.

                         DISSENTERS' RIGHTS OF APPRAISAL

The Board of Directors does not propose any action for which the laws of the state of Delaware, or the Certificate of Incorporation, By-Laws or Corporate Resolutions of the Company provide a right of a Stockholder to dissent and obtain payment for shares.

                       INTEREST OF OFFICERS AND DIRECTORS
                           IN MATTERS TO BE ACTED UPON

Officers or Directors of the Company have a substantial interest in certain of the matters to be acted upon at the Annual Meeting of Stockholders: the Class II directors have been nominated for re-election to the office of director for a term of three years; and every Officer and Director has an interest in the approval of the adoption of the 1998 Long Term Incentive Plan.

                      VOTING SECURITIES, PRINCIPAL HOLDERS
                             THEREOF, AND MANAGEMENT

Only holders of record of the outstanding 6,345,483 shares of Common Stock as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The Company has no other voting securities outstanding. The following table sets forth certain information as of the Record Date with respect to: (1) each of the named executive officers in the Summary Compensation Table, Director and the Director nominees; (2) all executive officers and Directors of the Company as a group; and (3) all persons known by the Company to be the beneficial owners of five percent or more of the Company's Common Stock.

                                                                               Shares Beneficially Owned
Name of Beneficial Owner(1)                                                 Number                 Percent
Phillip G. Norton(2)                                                            2,865,730                44.5%

Bruce M. and Elizabeth D. Bowen(3)                                                771,250                12.1%

William J. Slaton                                                                 400,000                 6.3%

Patrick J. Norton(4)                                                              363,260                 5.7%

Kevin M. Norton(4)                                                                376,500                 5.9%

Kleyton L. Parkhurst (5)                                                          118,000                 1.8%

Thomas B. Howard, Jr.                                                               6,000                    *

Steven J. Mencarini                                                                 4,260                    *

Terrence O'Donnell                                                                 10,000                    *

Carl J. Rickertsen                                                                 10,000                    *

C. Thomas Faulders, III                                                               ---                  ---

Laifer Capital Management(6)                                                      532,500                 9.9%

All directors and executive officers as a group
(8 individuals)                                                                 3,785,240                57.9%

------------------------

* less than 1%

(1) Unless otherwise indicated and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon exercise of options and warrants. Each beneficial owner's percentage ownership is determined by assuming options that are held by such person (but not those held by any other person) and that are exercisable within sixty days have been exercised.

(2) Includes 2,040,000 shares held by J.A.P. Investment Group, L.P., a Virginia limited partnership, of which J.A.P., Inc., a Virginia corporation, is the sole general partner, and Patricia A. Norton, trustee for the benefit of Phillip G. Norton, Jr., u/a dated as of July 20, 1983, Patricia A. Norton, trustee for the benefit of Andrew L. Norton u/a dated as of July 20, 1983, Patricia A. Norton, trustee for the benefit of Jeremiah O. Norton u/a dated as of July 20, 1983, and Patricia A. Norton are the limited partners. Patricia A. Norton, spouse of Phillip G. Norton, is the sole stockholder of J.A.P., Inc. and Phillip G. Norton is the sole director and President of J.A.P., Inc. Phillip G. Norton holds sole voting rights as to all of the shares of Common Stock and as to all shares of voting stock acquired in the future held by J.A.P. Investment Group, L.P., Kevin
M. Norton and Patrick J. Norton, Jr. under the Irrevocable Proxy and Stock Rights Agreement. See also footnote (4). Also includes 97,500 shares of Common Stock that Phillip G. Norton has rights to acquire pursuant to options, which vested upon completion of the Offering and which are immediately exercisable and excludes 57,500 options to acquire shares of Common Stock which are not vested and not immediately exercisable. See " Irrevocable Proxy and Stock Rights Agreement" and "Executive Compensation -- Compensation Arrangements and Employment Agreements."

(3) Includes 600,000 shares held by Bruce M. and Elizabeth D. Bowen, as tenants by the entirety, and includes 160,000 shares held by Bowen Holdings L.C., a Virginia limited liability Company composed of Bruce M. Bowen and three minor children, Daniel Bowen, Sarah Bowen and Margaret Bowen, of whom Bruce M. Bowen is legal guardian and for which Bruce M. Bowen serves as manager. Also includes 11,250 shares of Common Stock that Bruce M. Bowen has rights to acquire pursuant to options and excludes 18,750 options to acquire Common Stock which are not vested and not immediately exercisable. See "Executive Compensation -- Compensation Arrangements and Employment Agreements."

(4) Phillip G. Norton holds sole voting rights as to all of the foregoing shares of Common Stock under an Irrevocable Proxy and Stock Rights Agreement except for 9,900 shares held by Kevin M. Norton as custodian for his three minor children. See "Irrevocable Proxy and Stock Rights Agreement." Phillip G. Norton, Kevin M. Norton and Patrick J. Norton are brothers.

(5) Includes 13,000 shares held by Kleyton L. Parkhurst, 30,000 shares held by three minor children of Kleyton L. Parkhurst, Charlotte A. Parkhurst, Madeline
M. Parkhurst, and Kleyton L. Parkhurst, Jr., all of which are voted by Kleyton
L. Parkhurst, Custodian, under the Virginia Uniform Gift to Minors Act and 75,000 shares of Common Stock that Kleyton L. Parkhurst has option rights to acquire, and excludes 35,000 options to acquire Common Stock which are not vested and not immediately exercisable. See "Executive Compensation -- Compensation Arrangements and Employment Agreements."

(6) Based on information obtained from the company, Laifer Capital Management, Inc. is the beneficial owner of 532,500 shares, or 9.9%. The 532,500 shares of Common Stock beneficially owned by Laifer Capital Management, Inc. includes: (i) 278,300 shares of Common Stock beneficially owned by Laifer Capital Management, Inc. in its capacity as General Partner and investment advisor to Hilltop Partners, L.P.; and (ii) 254,200 shares of Common Stock beneficially owned by Laifer Capital Management, Inc. in its capacity as investment advisor to various other clients. Lance Laifer, as president, sole director and principal stockholder of Laifer Capital Management, Inc., is deemed to have the same beneficial ownership as Laifer Capital Management, Inc.

IRREVOCABLE PROXY AND STOCK RIGHTS AGREEMENT

Phillip G. Norton and J.A.P. Investments Group, L.P., Kevin M. Norton and Patrick J. Norton have entered into an agreement entitled "Irrevocable Proxy and Stock Rights Agreement" pursuant to the terms of which (i) each of J.A.P. Investments, L.P., Kevin M. Norton and Patrick J. Norton have granted Phillip G. Norton an irrevocable proxy to vote their shares of Common Stock, which proxy terminates only upon the death or mental incapacity of Phillip G. Norton or in the event of his death or mental incapacity, then to Patricia A. Norton, if then living, or upon the sale or transfer to a third party of the shares of Common Stock subject thereto and (ii) Kevin M. Norton or Patrick J. Norton have granted Phillip G. Norton a first right to buy their shares of Common Stock in the event they desire to sell or transfer any shares of Common Stock to a third party. The foregoing first right to buy is at 85% of the market value, or if sold for less, for a period of three years from November 20, 1996 (the date of closing of the Offering) and at 95% of the market value thereafter. Phillip G. Norton may assign his first right to buy to a third party, and if exercised, the terms of the Irrevocable Proxy and Stock Rights Agreement provide for a deferred purchase money note to finance the purchase. Any shares of Common Stock which Kevin M. Norton or Patrick J. Norton offers to Phillip G. Norton and which are subsequently sold or transferred to a third party after Phillip G. Norton's nonexercise of his first right to buy, will no longer be subject to the Irrevocable Proxy and Stock Rights Agreement.

                        DIRECTORS AND EXECUTIVE OFFICERS

The directors, executive officers and key employees of the Company are as follows:

NAME                                           AGE           POSITION                                   CLASS
----                                           ---           --------                                   -----
Phillip G. Norton**.............................54           Chairman of the Board,
                                                             President, and Chief
                                                             Executive Officer                           III
Thomas B. Howard, Jr............................51           Vice President; Executive
                                                             Vice President, and Chief
                                                             Operating Officer of MLC Group
Bruce M. Bowen .................................46           Director and Executive Vice
                                                             President                                   III
Steven J. Mencarini ............................43           Senior Vice President, and
                                                             Chief Financial Officer
C. Thomas Faulders,III..........................48           Director                                      I

Terrence O'Donnell..............................54           Director                                     II

Carl J. Rickertsen..............................38           Director                                     II

Kleyton L. Parkhurst............................35           Senior Vice President,
                                                             Secretary and Treasurer

NAME                                           AGE           POSITION                                   CLASS
----                                           ---           --------                                   -----
Kevin M. Norton**...............................42           Vice President of Brokerage
                                                             Operations

William J. Slaton...............................50           Vice President of Marketing

Thomas K. McNamara..............................53           Vice President


**Phillip G. Norton, Kevin M. Norton and Patrick J. Norton are brothers. All references to a Mr. Norton contained herein refer to Mr. Phillip G. Norton unless otherwise indicated.

The name and business experience during the past five years of each director, executive officer and key employee of the Company are described below.

Phillip G. Norton joined the Company in March, 1993 and has served since then as its Chairman of the Board and Chief Executive Officer. Since September 1, 1996, Mr. Norton has served as President of the Company. From October, 1990 through March, 1993, Mr. Norton was an investor and devoted the majority of his time to managing his personal investments. From October, 1992 to March, 1993, Mr. Norton served as a consultant to the Company and engaged in private investment activity. Prior to 1990, Mr. Norton was President and Chief Executive officer of PacifiCorp Capital, Inc. (formerly Systems Leasing Corporation), a wholly owned indirect subsidiary of PacifiCorp, Inc., an information technology leasing company and a Securities & Exchange Commission ("SEC") reporting entity. Mr. Norton started his leasing career as the National Sales Manager at Federal Leasing, Inc. Mr. Norton is a 1966 graduate of the U.S. Naval Academy. Phillip
G. Norton and Kevin M. Norton are brothers.

Bruce M. Bowen founded the Company in 1990 and served as its President until September 1, 1996. Since September 1, 1996, Mr. Bowen has served as a director and Executive Vice President of the Company, and from September 1, 1996 to June 18, 1997, he served as Chief Financial Officer. Mr. Bowen has been a director of the Company since it was formed. Prior to founding the Company, from 1986 through 1990, Mr. Bowen was Senior Vice President of PacifiCorp Capital, Inc. Prior to his tenure at PacifiCorp Capital Inc., Mr. Bowen was with Systems Leasing Corporation and Federal Leasing, Inc., where his leasing career started in 1975. Mr. Bowen is a past President of the Association of Government Leasing and Finance and currently serves as Vice-Chairman for the State and Local Public Enterprise Committee of the Information Technology Association of America. Mr. Bowen is a 1973 graduate of the University of Maryland and in 1978 received a Masters of Business Administration from the University of Maryland.

Thomas B. Howard, Jr. joined the Company in January of 1997 as Vice President and Chief Operating Officer. Prior to joining the Company, Mr. Howard was President of Allstate Leasing, Inc., a third party lessor, from 1995 to January, 1997. Mr. Howard has spent over 20 years in the banking industry, most recently having served as President of Signet Leasing and a Senior Vice President of Signet Bank. As President of Signet Leasing, Mr. Howard directed all of the capital equipment financing and leasing products for commercial, federal and municipal accounts at the leasing Company. Mr. Howard began his career at Signet in 1975 as an Assistant Vice President at Union Trust Bancorp, one of its predecessor banks, and is a Certified Public Accountant in the State of Maryland. Mr. Howard is a 1970 graduate of the University of Maryland and received an MBA in Finance from Loyola College of Maryland.

Steven J. Mencarini joined the Company in June of 1997 as Senior Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Mencarini was Controller of the Technology Management Group of Computer Sciences Corporation, a New York Stock Exchange company and one of the nation's three largest information technology outsourcing organizations. Mr. Mencarini joined CSC in 1991 as Director of Finance and was promoted to Controller in 1996. Prior to working at CSC, Mr. Mencarini was the Vice President-Finance of PacifiCorp Capital from 1981 to 1991, and was Senior Auditor of Deloitte Haskins & Sells from 1979 to 1981. Mr. Mencarini is a 1976 graduate of the University of Maryland and has a Masters of Taxation from American University.

Terrence O'Donnell joined the Company's Board of Directors upon the completion of the Company's Initial Public Offering. Mr. O'Donnell is a partner with the law firm of Williams & Connolly in Washington, D.C. Mr. O'Donnell has practiced law with Williams & Connolly since 1977, with the exception of the period from 1989 through 1992 when he served as general counsel to the U.S. Department of Defense. Prior to commencing his law practice, Mr. O'Donnell served as Special Assistant to President Ford from 1974 through 1976 and as Deputy Special Assistant to President Nixon from 1972 through 1974. Mr. O'Donnell presently also serves as a director of IGI, Inc., a Nasdaq National Market Company (Nasdaq: "IG") which manufactures and markets a broad range of animal health products used in poultry production and pet care. IGI also markets cosmetics, consumer products and human pharmaceuticals. Mr. O'Donnell is a 1966 graduate of the U.S. Air Force Academy, and in 1971, received a Juris Doctor from Georgetown University Law Center. Mr. O'Donnell has been nominated for re-election as a Class II Director at the upcoming Annual Meeting.

Carl J. Rickertsen joined the Company's Board of Directors upon the completion of the Company's Initial Public Offering. Mr. Rickertsen is a partner in Thayer Capital Partners, a $364 million institutional private equity fund based in Washington, D.C. Mr. Rickertsen has been with Thayer Capital Partners since September 1994. Prior to his tenure at Thayer Capital Partners, Mr. Rickertsen acted as a private financial consultant from 1993 through 1994 and was a partner of Hancock Park Associates, a private equity investment firm, from 1989 through 1993. Prior to that, Mr. Rickertsen was associated with Brentwood Associates from 1987 through 1989 and was a Financial Analyst with Morgan Stanley & Co., Incorporated from 1983 through 1985. Mr. Rickertsen is a 1983 graduate of Stanford University and, in 1987, received a Masters of Business Administration from Harvard Graduate School of Business Administration. Mr. Rickertsen has been nominated for re-election as a Class II Director at the upcoming Annual Meeting.

C. Thomas Faulders, III joined the Board of Directors on July 14, 1998. Mr. Faulders is the Chairman of Axiom, Inc. (Nasdaq: "AXIM"), a provider of real-time billing data collection and processing, fraud management and traffic management systems. Mr. Faulders was most recently Executive Vice President, Treasurer and Chief Financial Officer of BDM International, Inc., a prominent systems integration company which is a wholly owned subsidiary of TRW, Inc. Prior to BDM, Mr. Faulders was Vice President and Chief Financial Officer of Comsat Corporation; Senior Vice President, Business Marketing and Vice President, and Vice President and Treasurer of MCI Communications Corporation; and Treasurer of Satellite Business Systems. Mr. Faulders was in the U.S. Navy from 1971 to 1979. He is a 1971 graduate of the University of Virginia and has an MBA from the Wharton School of the University of Pennsylvania, Class of 1981. Mr. Faulders is on the board of directors of Intersolv, Inc., a software development company (Nasdaq: "ISLI"), Universal Technology and Systems, Inc., a private company, and the Ronald Reagan Institute for Emergency Medicine at George Washington University Hospital, the Northside Hospital Advisory Board in Atlanta, and the Leukemia Society of America.

Kleyton L. Parkhurst joined the Company in 1991 as Director of Finance and, since September 1, 1996, has served as Secretary and Treasurer of the Company, and since July, 1998, as Senior Vice President of Corporate Development. Mr. Parkhurst is responsible for all of the Company's financing activities, mergers and acquisitions, equity syndications, and he manages the Company's bank facilities. Mr. Parkhurst has syndication expertise in commercial nonrecourse debt, federal government leases, state and local taxable and tax-exempt leases, and computer lease equity placements. From 1988 through 1991, Mr. Parkhurst was an Assistant Vice President of PacifiCorp Capital, Inc. Mr. Parkhurst is a 1985 graduate of Middlebury College.

Kevin M. Norton joined the Company in 1991 and has served since then as Vice President of Brokerage Operations. Mr. Norton is responsible for all of the Company's equipment brokerage activities. He has a wide variety of equipment experience including mainframes and peripheral equipment. Prior to joining the Company, he was employed in a similar capacity with PacifiCorp Capital, Inc. Mr. Norton is a 1979 graduate of the University of North Carolina. Kevin M. Norton and Phillip G. Norton are brothers.

William J. Slaton joined the Company in 1991 and has served since then as Vice President of Marketing. His primary responsibility is the management of the Company's marketing of its public sector finance products. From 1986 through 1991 and from 1980 through 1986, Mr. Slaton held various marketing positions, specializing in technology financing for local and state government agencies, with PacifiCorp Capital, Inc. and Systems Leasing Corporation. From 1969 through 1977, Mr. Slaton held various marketing positions with IBM, also focusing on state and local government customers in Texas and California. Mr. Slaton is a 1969 graduate of the University of Texas at Austin.

Thomas K. McNamara joined the Company in 1994 upon the acquisition by the Company of the business assets of Pilot Associates and serves as Vice President and Regional Manager of the Pilot Associates division. In 1989, Mr. McNamara co-founded and was responsible for sales at Pilot Associates. Prior to founding Pilot Associates, Mr. McNamara served as Sales Representative with Memorex Corporation from 1974 through 1989. Mr. McNamara was also previously with Computer Communication, Inc from 1970 through 1974 and with Philco Ford, Inc. from 1966 through 1970. Mr. McNamara is a 1966 graduate of the Philco Technical Institute.

Each officer of the Company is chosen by the Board of Directors and holds his or her office until his or her successor shall have been duly chosen and qualified or until his or her death or until he or she shall resign or be removed as provided by the By-Laws.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the SEC and NASDAQ National Market. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3, Forms 4 and Forms 5 furnished to the Company pursuant to Rule 16a-3 under the Exchange Act, the Company believes that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the officers, directors and security holders required to file.

THE BOARD OF DIRECTORS

The Company's By-Laws provide that the number of Directors of the Company shall be five, until this number is amended by a resolution duly adopted by the Board of Directors or the Stockholders (subject to certain provisions of the By-Laws relating to the entitlement of holders of preferred stock to elect directors). The Company's By-Laws provide that the Board of Directors shall be divided into three classes: Class I, comprised of one Director; Class II, comprised of two Directors; and Class III, comprised of two Directors. Subject to the provisions of the By-Laws, at each annual meeting of Stockholders, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of Stockholders. Each Director shall hold office until his or her successor shall have been duly elected and shall qualify or until he or she shall resign or shall have been removed in the manner provided in the By-Laws.

The Board of Directors is composed of three classes of directors as follows:
Class I-C. Thomas Faulders III, who was appointed in July 1998 to fill a vacancy, Class II--Terrence O'Donnell and Carl J. Rickertsen and Class III-- Phillip G. Norton and Bruce M. Bowen. Class I Directors are expected to stand for re-election at the annual meeting of Stockholders in 2000; Class II Directors are expected to stand for re-election at the next annual meeting (i.e., the upcoming Annual Meeting); and Class III Directors are expected to stand for re-election at the annual meeting of Stockholders in 1999 (i.e., the annual meeting to be held in one year). Each member of the Board of Directors then elected will serve for a term of three years or until a successor has been elected and qualified. The classification of the Board of Directors, with staggered terms of office, was implemented for the purpose of maintaining continuity of management and of the Board of Directors.

The Board of Directors met five times during the fiscal year ended March 31, 1998. No incumbent Director attended fewer than 75% of the total number of meetings held by the Board of Directors.

There are no material proceedings to which any Director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such Director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee. The audit committee of the Board of Directors (the "Audit Committee") is responsible for making recommendations to the Board concerning the engagement of independent public accountants, monitoring and reviewing the quality and activities of the Company's internal and external audit functions and monitoring the adequacy of the Company's operating and internal controls as reported by management and the external or internal auditors. The members of the Audit Committee are Terrence O'Donnell and Carl J. Rickertsen.

Compensation Committee. The compensation committee of the Board of Directors (the "Compensation Committee") is responsible for reviewing the salaries, benefits and other compensation, excluding stock based compensation, of Mr. Norton and Mr. Bowen and making recommendations to the Board based on its review. If the Long Term Incentive Plan is adopted, the Compensation Committee will also assume responsibility for establishing stock based compensation for Mr. Norton and Mr. Bowen. The members of the Compensation Committee are Terrence O'Donnell, C. Thomas Faulders III and Carl J. Rickertsen. Mr. Norton and Mr. Bowen, as directors, will not vote on any matters affecting their personal compensation. Mr. Bowen and Mr. Norton will be responsible for reviewing and establishing salaries, benefits and other compensation, excluding stock based compensation, for all other employees. If the Long Term Incentive Plan is adopted, the Compensation Committee will also assume responsibility for stock based compensation for all other employees.

Stock Incentive Committee. The stock incentive committee of the Board of Directors (the "Stock Incentive Committee") is authorized to award stock, and various stock options and rights and other stock based compensation grants under the Company's Master Stock Incentive Plan and its component plans, which include the Amended and Restated Incentive Stock Option Plan, the Amended and Restated Outside Director Stock Option Plan, the Amended and Restated Nonqualified Stock Option Plan, and the Employee Stock Purchase Plan. If the Long Term Incentive Plan is adopted, the Board of Directors has voted to terminate the Master Stock Incentive Plan and each component plan except for the Employee Stock Purchase Plan. It is anticipated that no new option grants will be made under the Company's Master Stock Incentive Plan and its component plans (except for the Employee Stock Purchase Plan), and that all new stock option and other long term compensation awards will be made under the Long Term Incentive Plan to be voted on during the 1998 Annual Meeting. The members of the Stock Incentive Committee presently are Mr. Bowen and Mr. Norton. If the Long Term Incentive Plan is adopted, the Compensation Committee will supplant the role of the stock incentive committee. Except for formula plan grants to the outside directors under the Amended and Restated Outside Director Stock Option Plan and grants that are approved by a majority of the disinterested members of the Board of Directors, no member of the Stock Incentive Committee or the Compensation Committee is eligible to receive grants under the Stock Incentive Plan or the Long Term Compensation Plan.

The Company has no nominating committee or any committee serving a similar function.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning the compensation earned, for services rendered in all capacities to the Company, by the Company's Chief Executive Officer and certain other executive officers (together with the Chief Executive Officer, the "Named Executive Officers") of the Company for the fiscal years ended March 31, 1996, 1997, and 1998. Certain columns have been omitted from this summary compensation table as they are not applicable.


                                                                            ANNUAL COMPENSATION
                                                                                                        Other
                                                                                     Bonus/             Annual          All Other
Name and Principal Position                            Year       Salary           Commission        Compensation     Compensation
Phillip G. Norton                                      1998         $200,000               $            $348(2)               --
   Chairman, Chief Executive                           1997           67,265              --                348       $90,000(1)
   Officer and President                               1996              984              --                 --       120,000(1)

Bruce M. Bowen                                         1998          150,000          10,000           1,500(2)              ---
   Director, Chief Financial                           1997          130,000          10,000       12,729(2)(3)              ---
   Officer, Executive Vice President                   1996          120,000          40,000       13,206(2)(3)         1,000(4)

Kleyton L. Parkhurst                                   1998          120,000          20,000           1,500(2)               --
   Senior Vice President,                              1997        40,000(5)         117,567           1,500(2)               --
   Secretary and Treasurer                             1996               --         169,352           1,356(2)               --

Thomas B. Howard, Jr.                                  1998       125,000(6)          20,000                ---              ---
   Chief Operating Officer, Vice President             1997              ---             ---                ---              ---
   Executive Vice President of MLC Group, Inc.         1996              ---             ---                ---              ---

Steven J. Mencarini                                    1998        97,596(6)             ---                ---              ---
   Chief Financial Officer, Senior                     1997              ---             ---                ---              ---
   Vice President                                      1996              ---             ---                ---              ---

----------------------------

(1)  Represents guarantee fees paid to Mr. Norton's spouse, Patricia Norton.

(2)  Employer 401(k) plan match.

(3) Includes $11,229 in fiscal year 1997 and $10,000 in fiscal years 1996 and 1995, respectively, of interest paid on loans by Mr. Bowen to the Company; the balance represents employer 401(k) plan match amounts.

(4)  Represents the personal use of the Company's country club membership.

(5) Until December 1, 1996 Kevin M. Norton were paid on a commission basis and thereafter, pursuant to his employment agreements received base salary plus bonus. See "--Compensation Arrangements and Employment Agreements."

(6) Mr. Howard commenced employment in January 1997. Mr. Mencarini commenced employment in June, 1997. See "--Compensation Arrangements and Employment Agreements."

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information with respect to options granted during the last fiscal year to the Named Executive Officers in the above Summary Compensation Table.


                                                    Percent of Total
                         Number of Securities    Options/SARS Granted to
                              Underlying              Employees in        Exercise or Base
     Name              Options/SARS Granted (#)      Fiscal Year(4)       Price ($/Sh)       Expiration Date
     ----              ------------------------  ------------------            -------       ---------------

                       Potential Realizable Value at
                       Assumed Annual Rates of Stock
                       Price Appreciation for Option
     Name                        Term (5)
     ----                        --------
                          5% ($)           10% ($)
                          ------           -------

Phillip G. Norton              25,000(1)             9.0%            $12.65            02/05/2003         $50,681         $146,772

Bruce M. Bowen                 15,000(1)             5.4%            $11.50            02/05/2008         108,484          274,921

Kleyton L. Parkhurst           10,000(2)             3.6%            $11.50            02/05/2008          72,323          183,280

Thomas B. Howard, Jr.          30,000(3)            10.8%            $10.75            04/25/2007         202,819          513,982
                                2,500(2)             0.9%            $11.50            02/05/2008          18,081           45,820

Steven J. Mencarini            16,200(3)             5.8%            $12.75            06/19/2007         129,898          329,188
                                5,100(4)             1.8%            $13.25            09/08/2007          42,498          107,697
                                9,400(4)             3.4%            $12.25            12/03/2007          72,417          183,519
                                5,000(2)             1.8%            $11.50            02/05/2008          36,161           91,640

------------------------------

(1) The options were granted to Mr. Norton and Mr. Bowen on February 5, 1998. The options granted to Mr. Norton were under the Incentive Stock Option Plan, a component of the Company's Stock Incentive Plan, and are exercisable in four annual installments beginning one year after date of grant. The options granted to Mr. Bowen were under the NonQualified Stock Option Plan, a component of the Company's Master Stock Option Plan, and are exercisable in three annual installments beginning one year after date of grant.

(2) The options were granted on February 5, 1998. These options were issued under the Incentive Stock Option Plan, a component of the Company's Master Stock Incentive Plan and are exercisable in three annual installments beginning one year after date of grant.

(3) The options were granted in connection with employment. The options were granted under the Incentive Stock Option Plan, a component plan of the Company's Stock Incentive Program. These options become exercisable in five annual installments beginning one year after grant. [See Note 10 of the Company's financial statements appearing elsewhere in the Annual Report on Form 10-K for further discussion of the Company's Stock Incentive Plan.]

(4) Based on an aggregate of 277,200 shares granted during fiscal 1998 to certain employees of the Company.

(5) Potential realizable value is calculated based on an assumption that the price of the Company's Common Stock will appreciate at the assumed annual rates shown (5% and 10%), compounded annually, from the date of grant of the option until the end of the option term (10 years)and (5 years for Phillip G. Norton) The 5% and 10% assumed rates of appreciation are required by the rules of the SEC and do not represent the Company's estimate of future market prices of the Common Stock.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth certain information with respect to options exercised during the Company's fiscal year ended March 31, 1998 by the Named Executive Officers in the Summary Compensation Table, and with respect to unexercised options held by such persons at the end of fiscal year 1998.

                          Shares
                         Acquired                      Number of Securities      Value of Unexercised in the
                            On          Value         Underlying Unexercised        Money Options/SARs at
      Name               Exercise     Realized      Options/SARS at FY-End (#)          FY-End ($)(1)
      ----               --------     --------     --------------------------          -------------
                                                  Exercisable     Unexercisable  Exercisable   Unexercisable
                                                  -----------     -------------  -----------   -------------
Philip G. Norton            ---          ---         65,000          90,000          $325,000      $381,250

Bruce M. Bowen              ---          ---          7,500          22,500            37,500        71,250

Kleyton L. Parkhurst        ---          ---         50,000          60,000           367,500       390,000

Thomas B. Howard, Jr.       ---          ---            ---          32,500               ---        95,625

Steven J. Mencarini         ---          ---            ---          35,700               ---        44,100

(1) Based on a closing bid price of $13.75 per share as of the close of business on March 31, 1998.

         Director Compensation. Directors who are also employees of the Company do not currently receive any compensation for service as members of the Board of Directors. Prior to May 14, 1997, the outside directors were paid $500 per meeting. On May 14, 1997, the Board of Directors adopted a revised outside director compensation program which provides for each outside director to receive a $10,000 annual retainer, and $500 for each special committee meeting. The $500 fee for regular Board meetings was terminated. All directors will be reimbursed for their out-of-pocket expenses incurred to attend board or committee meetings. The Amended and Restated Outside Director Stock Option Plan made the options granted in November, 1996 immediately exercisable (subject to stockholder ratification) and also provides for the grant of options for 10,000 shares of common stock to each non-employee director on the anniversary of each year of serve as a director at an exercise price equal to the market price as of the date of grant, with each option being subject to a one year vesting requirement. If Proposal 2 is approved, non-employee directors will each receive options to purchase 10,000 shares on the day following the Annual Meeting and options to purchase 10,000 shares on the day following each subsequent annual meeting held on or before September 1, 2006 provided such person continues to serve as a director. See "Proposal 2."

         Compensation Arrangements and Employment Agreements. The Company has entered into employment agreements with Phillip G. Norton, Bruce M. Bowen, Kleyton L. Parkhurst and William J. Slaton, each effective as of September 1, 1996, with Thomas B. Howard, Jr. effective as of April 1, 1997 and with Steven
J. Mencarini effective as of June 18, 1997. Each employment agreement provides for an initial term of three years, and is subject to an automatic one-year renewal at the expiration thereof unless the Company or the employee provides notice of an intention not to renew at least three months prior to expiration. Under each employment agreement, the employee began to receive, commencing with the first day of the first calendar month after closing the Initial Public Offering (November 20, 1996), an annual base salary ($200,000 in the case of Phillip G. Norton; $150,000 in the case of Bruce M. Bowen; $120,000 in the case of Kleyton L. Parkhurst and William J. Slaton; $125,000 in the case of Thomas B. Howard, Jr. and Steven J. Mencarini) and are eligible for commissions or performance bonuses. The performance bonus for Phillip G. Norton for each fiscal year is equal to 5% of the increase in the Company's net income before taxes over net income before taxes for the preceding fiscal year, not to exceed $150,000 for any fiscal year. The performance bonus for Bruce M. Bowen for each fiscal year is equal to 5% of the increase in the Company's net income before taxes over net income before one time charges before taxes for the preceding fiscal year, not to exceed $100,000 for any fiscal year. The performance bonus for Kleyton L. Parkhurst, William J. Slaton, Thomas B. Howard, Jr. and Steven J. Mencarini are paid based upon performance criteria established by Phillip G. Norton and Bruce M. Bowen, not to exceed $80,000 each per fiscal year as to Kleyton L. Parkhurst and William Slaton and not to exceed $100,000 for Thomas B. Howard, Jr. and not to exceed $25,000 for Steven J. Mencarini.

Under the employment agreements, each receives certain other benefits including medical, insurance, death and long term disability benefits, 401(k), and reimbursement of employment related expenses. Mr. Bowen's country club dues are paid by the Company. The employment agreements of Messrs. Norton, Bowen, Slaton, Howard and Mencarini contain a covenant not to compete on the part of each, whereby in the event of a voluntary termination of employment, upon expiration of the term of the agreement or upon the termination of employment by the Company for cause, each are subject to restrictions upon acquiring, consulting with or otherwise engaging in or assisting in the providing of capital needs for competing business activities or entities within the United States for a period of one year after the date of such termination or expiration of the term of the employment agreement.

Under his employment agreement, Phillip G. Norton was granted options to acquire 130,000 shares of Common Stock at a price per share equal to $8.75 per share. These options have a ten year term, and became exercisable and vested 25% on September 1, 1996 and September 1, 1997, and the balance will be exercisable and vest in 25% increments over three years on September 1, 1997, September 1, 1998, and September 1, 1999, respectively, subject to acceleration upon certain conditions. The Company had paid a $120,000 annual guarantee fee payable in $10,000 monthly payments to Patricia A. Norton, wife of Phillip G. Norton, in consideration of providing certain guarantees and collateral for the NationsBank and First Union Facilities. This fee was terminated when these credit facilities were terminated and the guarantee released. See "Certain Transactions -- Guarantee Fees."

Under his employment agreement, Bruce M. Bowen was granted options to acquire 15,000 shares of Common Stock at a price equal to $8.75 per share. These options have a ten year term, and became exercisable and vested 25% on September 20, 1996 and September 1, 1998, and the balance will be exercisable and vest in 25% increments over three years on September 1, 1997, September 1, 1998, and September 1, 1999, respectively, subject to acceleration upon certain conditions.

Under his employment agreement, Kleyton L. Parkhurst was granted options to acquire 100,000 shares of Common Stock at a price per share equal to $6.40 per share. These options have a ten year term, and became exercisable and vested 25% on November 20, 1996 and September 1, 1998, and the balance will become exercisable and vest in 25% increments over three years on September 1, 1997, September 1, 1998, and September 1, 1999, respectively, subject to acceleration upon certain conditions.

In connection with his employment, Thomas B. Howard, Jr. was granted incentive stock options to acquire 30,000 shares of Common Stock at a price equal to $11.00 per share. See "Executive Compensation -- Master Stock Incentive Plan." These options have a ten year term, and will be exercisable and vest 20% at the end of each year of service over five years, and are subject to acceleration upon certain conditions.

In connection with his employment, Steven J. Mencarini was granted incentive stock options to acquire 16,200 shares of Common Stock at a price equal to $12.75 per share. See "Executive Compensation -- Master Stock Incentive Plan." These options have a ten year term, and will be exercisable and vest 20% at the end of each year of service over five years, and are subject to acceleration upon certain conditions.

The Company maintains key-man life insurance on Mr. Norton in the amount of $10 million. The Company maintains key-man life insurance on Mr. Norton in the form of two separate policies, one with the First Colony Life Insurance Company and the second with CNA/Valley Forge, each in the amount of $5 million.

         Master Stock Incentive Plan. The Company has established a stock incentive program (the "Master Stock Incentive Plan") to provide an opportunity for directors, executive officers, independent contractors, key employees, and other employees of the Company to participate in the ownership of the Company. The Master Stock Incentive Plan provides for the award to eligible directors, employees, and independent contractors of the Company, of a broad variety of stock-based compensation alternatives under a series of component plans. These component plans include tax advantaged incentive stock options for employees under the Incentive Stock Option Plan, formula length of service based nonqualified options to nonemployee directors under the Outside Director Stock Plan, nonqualified stock options under the Nonqualified Stock Option Plan, a program for employee purchase of Common Stock of the Company at 85% of fair market value under a tax advantaged Employee Stock Purchase Plan, as well as other restrictive stock and performance based stock awards and programs which may be established by the Board of Directors. The aggregate number of shares reserved for grant under all plans which are a part of the Master Stock Incentive Plan is set at a floating number equal to 20% of the issued and outstanding stock of the Company (after giving effect to pro forma assumed exercise of all outstanding options and purchase rights). The number that may be subject to options granted under the Incentive Stock Option Plan or purchased under the Employee Stock Purchase Plan is also further capped at a maximum of 4,000,000 shares to comply with IRS requirements for a specified maximum. As of June 30, 1998, based on 6,082,005 shares outstanding, this 20% number would be 1,216,401shares. As of June 30, 1998, the Company had issued 319,050 incentive stock options (of which 24,060 were exercisable), 265,000 non-qualified stock options (of which 123,500 were exercisable), 40,000 outside director stock options (of which 20,000 were exercisable).

The Stock Incentive Plan is administered by the Stock Incentive Committee, which is authorized to select from among the eligible participants the individuals to whom options, restricted stock purchase rights and performance awards are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Stock Incentive Committee is also authorized to adopt, amend and rescind the rules relating to the administration of the Stock Incentive Plan. Except for grants that are approved by a majority of the Company's Board of Directors, no member of the Stock Incentive Committee is eligible to participate in future grants of options in the Stock Incentive Plan.

Incentive stock options issued under the 1996 Incentive Stock Option Plan are designed to comply with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and are subject to restrictions contained in the Code, including a requirement that exercise prices be equal to at least 100% of fair market value of the shares of Common Stock on the grant date and a ten-year restriction on the option term. The incentive stock options may be subsequently modified to disqualify them from treatment as incentive stock options. Under the Stock Incentive Plan and the Code, non-employee directors are not permitted to receive incentive stock options.

Nonqualified stock options issued under the Stock Incentive Plan, may be granted to directors, officers, independent contractors and employees and will provide for the right to purchase shares of Common Stock at a specified price which may be less than fair market value on the date of grant, and usually will become exercisable in installments after the grant date.
Nonqualified stock options may be granted for any reasonable term.

The Outside Director Stock Option Plan provides for the grant of options for 10,000 shares to each nonemployee director (30,000 annually in the aggregate) on each anniversary of service, at an exercise price equal to the market price as of the date of grant, with each option being exercisable on the first anniversary of grant.

The Company has adopted an Employee Stock Purchase Plan. Under the plan, employees are eligible to purchase up to $2,500 of stock each calendar quarter, subject to a $10,000 annual maximum, by committing to the number of shares desired at the beginning of each plan period and purchasing the shares at the end of the plan period at a price equal to 85% of the lesser of (a) the Fair Market Value of a share of Common Stock on the first day of the calendar quarter or (b) the Fair Market Value of a share of Stock on the last day of the calendar quarter.

         Compensation Committee Interlocks and Insider Participation. For the year ended March 31, 1998, all decisions regarding executive compensation were made by the Compensation Committee when applicable or by Mr. Norton as President. None of the executive officers of the Company currently serves on the Compensation Committee of another entity or any other committee of the board of directors of another entity performing similar functions. For a description of transactions between the Company and Mr. Bowen, see "Certain Transactions."

The role of the Compensation Committee is limited to the review of the compensation, excluding stock-based compensation for Mr. Norton and Mr. Bowen, who are principal shareholders of the Company. Insomucha as the salaries and bonuses of Mr. Norton and Mr. Bowen are pursuant to the terms of their respective three year of their employment agreements, the Compensation Committee did not take any action during the fiscal year ended March 31, 1998.

PERFORMANCE GRAPH

The following graph shows the value as of March 31, 1998 of a $100 investment made on November 15, 1996 in the Company's Common Stock (with dividends, if any, reinvested), as compared with similar investments based on (i) the value of the NASDAQ Stock Market Index (U.S.) (with dividends reinvested) and (ii) the value of the NASDAQ financial index. The stock performance shown below is not necessarily indicative of future performance.

                                                         CUMULATIVE TOTAL RETURN
                                   ---------------------------------------------------------------------
                                   11/15/96     12/96      3/97      6/97      9/97    12/97     3/98
MLC HOLDINGS, INC.                   100.00    100.00    126.32    139.47    142.11   127.63   144.74
NASDAQ STOCK MARKET (U.S.)           100.00    102.52     96.97    114.74    134.15   125.80   147.16
NASDAQ FINANCIAL                     100.00    104.93    109.47    127.46    148.74   160.29   169.75

                              CERTAIN TRANSACTIONS

GUARANTEES OF FIRST UNION FACILITY

On June 5, 1997, the Company entered into a $15,000,000 committed recourse line of credit with First Union National Bank, N.A., successor by merger to CoreStates Bank, N.A. (the "First Union Facility"). Through June 10, 1997, the First Union Facility was guaranteed by Phillip G. Norton, Patricia A. Norton, Bruce M. Bowen, Elizabeth D. Bowen, William J. Slaton, Kevin M. Norton and Patrick J. Norton, each of whom is a beneficial owner of Common Stock. In addition, the facility was secured by cash and securities having a value of approximately $1.2 million, pledged as collateral by Patricia A. Norton, as trustee for the Phillip G. Norton Jr. Trust, the Andrew L. Norton Trust and the Jeremiah O. Norton Trust. Upon termination of the facility on June 10, 1997, all stockholders' personal guarantees were removed and collateral pledges released.

NEW ENERGY LEASING CORPORATION OBLIGATIONS

The Company is a party to an agreement entered into in 1994 with New Energy Leasing Corporation ("New Energy"), of which Bruce M. Bowen is a 45% stockholder. Under that arrangement, the Company has sold leases to New Energy under which the Company remains obligated to manage the lease and to provide remarketing or asset disposition services upon expiration or other termination of the lease. The Company recognized revenue for such transactions of approximately $1.3 million for the year ended March 31, 1996, and the basis of the equipment sold was approximately $1.3 million. During the year ended March 31, 1997, and 1998, respectively, the Company recognized remarketing fees from New Energy in the amount of $224,126 and $216,828. New Energy is entitled to the first $75,000 of proceeds from any remarketing or sale of the assets, with the Company being entitled to 90% of any proceeds above that amount. This agreement and the lease transactions to which it relates are slated to expire in 1999. The Company does not intend to enter into any further lease sale transactions with New Energy.

UNITED FEDERAL OBLIGATIONS

Marcella A. Dilworth and Donna O'Hear, sister-in-law of Philip G. Norton, two of the Company's employees, own 51% and 49% respectively of United Federal Leasing, Inc. (formerly MLC Federal, Inc.), a woman-owned small business which was purchased from the Company in 1992. The Company and United Federal have entered into a Servicing Agreement which sets forth cost and profit sharing and reimbursement for transactions which are jointly originated, serviced, or financed by United Federal and/or the Company. The Company expects to continue this relationship to originate various federal government contracts and financing arrangements. In July, 1997, Marcella Dilworth gave notice of her resignation from the Company but may continue to work with the Company as an outside contractor.

As of March 31, 1997 and 1998, $72,000 and $85,020, respectively, was receivable from United Federal, the payment of which is unlikely. As of March 31, 1997 and 1998, the Company fully reserved for the receivable from United Federal. During the year ended March 31, 1998, the Company recognized re-marketing fees of $561,000 from United Federal.

ADVANCES AND LOANS TO EMPLOYEES AND STOCKHOLDERS

The Company has in the past provided loans and advances to employees and certain stockholders. Such balances are to be repaid from personal funds or commissions earned by the employees/stockholders on successful sales or financing arrangements obtained on behalf of the Company. Loans and advances totalled $77,664, $70,612 and $53,582 for March 31, 1996, 1997, and 1998, respectively.

BROKERAGE FEE

During the year ended March 31, 1997, the Company recognized $250,000 in income from broker fees for providing advisory services to a company which is owned, in part, by Carl J. Rickertsen, one of the Company's outside directors.

REIMBURSEMENT OF CERTAIN EXPENSES

The Company is reimbursed for certain general and administrative expenses by a company owned, in part, by an executive of a subsidiary of the Company. The reimbursements totaled $128,310, $176,075 and $81,119 for the years ended March 31, 1996, 1997 and 1998.

The Company leases certain office space from entities which are owned, in part, by executives of subsidiaries of the Company. During the years ended March 31, 1996, 1997, and 1998, rent expense paid to these related parties was $132,111, $124,222 and $306,479, respectively.

INDEMNIFICATION AGREEMENTS

The Company has entered into separate but identical indemnification agreements (the "Indemnification agreements") with each director and executive officer of the Company and expects to enter into Indemnification Agreements with persons who become directors or executive officers in the future. The Indemnification Agreements provide that the Company will indemnify the director or officer (the "Indemnitee") against any expenses or liabilities in connection with any proceeding in which such Indemnitee may be involved as a party or otherwise, by reason of the fact that such Indemnitee is or was a director or officer of the Company or by reason of any action taken by or omitted to be taken by such Indemnitee while acting as an officer or director of the Company, provided that such indemnity shall only apply if (i) the Indemnitee was acting in good faith and in a manner the Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe the Indemnitee's conduct was unlawful, (ii) the claim was not made to recover profits made by such indemnitee in violation of Section 16(b) of the Exchange Act, as amended, or any successor statute, (iii) the claim was not initiated by the Indemnitee, or (iv) the claim was not covered by applicable insurance, or (v) the claim was not for an act or omission of a director of the Company from which a director may not be relieved of liability under Section 103(b)(7) of the DGCL. Each Indemnitee has undertaken to repay the Company for any costs or expenses paid by the Company if it shall ultimately be determined that such Indemnitee is not entitled to indemnification under the Indemnification Agreements.

FUTURE TRANSACTIONS

Certain of the transactions described above may be on terms more favorable to officers, directors and principal stockholders than they could obtain in transactions with an unaffiliated party. The Company requires that all material transactions between the Company and its officers, directors or other affiliates must (i) be approved by a majority of the disinterested members of the Board of

Directors of the Company, and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                   PROPOSAL 1

            TO ELECT TWO CLASS II DIRECTORS TO SERVE FOR THREE YEARS
        AND UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN DULY ELECTED AND
                                 SHALL QUALIFY.

The Board of Directors has concluded that the re-election of Terrence O'Donnell and Carl J. Rickertsen as Class II Directors is in the best interest of the Company and recommends Stockholder approval of the re-election of Terrence O'Donnell and Carl J. Rickertsen as Class II directors. The remaining three Directors will continue to serve in their positions for the remainder of their terms. Biographical information concerning Mr. O'Donnell and Mr. Rickertsen and the Company's other Directors can be found under "Directors and Executive Officers."

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of Terrence O'Donnell and Carl J. Rickertsen, the nominees listed herein. Although the Board of Directors of the Company does not contemplate that such nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person or persons as may be nominated by the Board of Directors.

VOTE REQUIRED FOR APPROVAL. The affirmative vote of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the annual meeting entitled to vote is required to elect a Class II director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF TERRENCE O'DONNELL AND CARL J. RICKERTSEN, THE NOMINEES LISTED ABOVE.

                                   PROPOSAL 2
                                 APPROVAL OF THE
                          1998 LONG-TERM INCENTIVE PLAN


         The Company currently maintains the MLC Master Stock Option Plan (the "1997 Master Plan") and the following related sub-plans: the Amended and Restated Nonqualified Stock Option Plan, the Amended and Restated Incentive Stock Option Plan, the Amended and Restated Outside Director Stock Option Plan, and the 1997 Employee Stock Purchase Plan (the "ESPP") (collectively, the "1997 Plans", and, excluding the ESPP, the "1997 Incentive Plans"). Except for the ESPP, these plans were first adopted in 1996 and amended and restated in 1997.

         The stockholders of the Company approved the adoption of the ESPP and amendments to the 1997 Plans at the 1997 annual meeting, and also approved the reservation and issuance thereunder of up to (i) 20% of the total number of shares of Common Stock outstanding from time to time, as determined immediately after giving pro forma effect to the assumed exercise of all options or other rights to acquire Common Stock, less (ii) any shares of Common Stock that have been purchased under the ESPP, and less (iii) and shares granted pursuant to options granted under the 1997 Master Plan. The aggregate number of shares reserved for issuance under each of the Amended and Restated Incentive Stock Option Plan and the ESPP was further capped at 4,000,000.

         The Board of Directors has determined that it is in the best interest of the Company to adopt a "Long Term Incentive Plan" (the "LTIP") to afford the Board of Directors and the

Compensation Committee expanded flexibility relating to stock and performance based compensation and to comply with regulatory developments. The Board of Directors has also determined that the Company's stock compensation plans should provide for immediate vesting and exercisability upon a change of control of the Company. Accordingly, on July 28, 1998, the Board of Directors adopted the MLC Holdings, Inc. 1998 Long-Term Incentive Plan (the "LTIP"), subject to approval of the LTIP by the stockholders at the Annual Meeting. No awards will be made under the LTIP prior to the Annual Meeting. The Board of Directors also adopted, subject to shareholder ratification of the LTIP, a resolution terminating the 1997 Incentive Plans, and an amendment to the ESPP to designate the Compensation Committee as the "committee" under the ESPP and to modify the number of shares subject to the ESPP to provide for a reduction in that number to the extent that shares (or share equivalent contract rights or performance grants) are granted under the LTIP. Options issued under the 1997 Incentive plans before July 28, 1998, will remain valid in accordance with their terms and the number of shares reserved for issuance under the LTIP will continue to take such previously granted option rights into account, thus the LTIP will not increase the aggregate number of shares reserved for issuance under the Company's stock based compensation plans.

         The Company has reserved for issuance upon the grant or exercise of awards pursuant to the LTIP that number of shares of the authorized but unissued shares of Common Stock equal to (i) 20% of the total number of shares of Common Stock outstanding from time to time, as determined immediately after giving pro forma effect to the assumed exercise of all options or other rights to acquire Common Stock, less (ii) any shares of Common Stock that have been purchased under the ESPP from time to time, and less (iii) any shares granted pursuant to the exercise of options or otherwise granted as awards under the 1997 Incentive Plans. The LTIP includes an "incentive stock option plan" feature ("ISO Feature") and the number of shares that may be issued under the ISO feature is further capped at 4,000,000 to comply with Internal Revenue Code requirements for a fixed cap upon the number of shares that may be subject to options granted under such a tax advantaged plan. Therefore, the adoption of the LTIP by the stockholders will have no net effect on the aggregate number of shares that may be issued in the form of incentive awards or sold to employees under the ESPP. The LTIP will be effective as of as of its adoption by the Board. However, if the stockholders fail to approve the LTIP at the Annual Meeting, the 1997 Incentive Plans will remain in effect and the LTIP will be of no effect.

         A summary of the LTIP is set forth below. The summary is qualified in its entirety by reference to the full text of the LTIP, which is attached to this Proxy Statement as Appendix A.

GENERAL

The purpose of the LTIP is to promote the success, and enhance the value, of the Company by linking the personal interests of employees, officers, consultants and directors to those of the stockholders, and by providing such employees, officer, consultants and directors with an incentive for outstanding performance. As of July 27,1998, there were approximately 180 persons eligible to participate in the LTIP.

The LTIP authorizes the granting of awards ("Awards") to employees, officers, consultants and directors of the Company or its subsidiaries in the following forms: (i) options to purchase shares of Common Stock ("Options"), which may be incentive stock options or non-qualified options, (ii) stock appreciation rights ("SARs"); (iii) performance units ("Performance Units"); (iv) restricted stock ("Restricted Stock"); (v) dividend equivalents ("Dividend Equivalents"); (vi) other stock-based awards; or (vii) any other right or interest relating to Common Stock or cash. Not more than 10% of the shares authorized under the LTIP may be granted as Awards of Restricted Stock or unrestricted Stock Awards. The maximum number of shares of Common Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the LTIP to any one participant is 500,000. The maximum number of shares of Common Stock with respect to Incentive Stock Options that may be granted during the life of the LTIP is 4,000,000. The maximum fair market value of any Awards (other than Options and SARs) that may be received by a participant (less any consideration paid by the participant for such Award) during any one calendar year under the LTIP is $2,000,000.

Pursuant to Section 162(m) of the Code, the Company may not deduct compensation in excess of $1 million paid to the Chief Executive Officer and the four next most highly compensated executive officers of the Company. The LTIP is designed to comply with Code Section 162(m) so that the grant of Options and SARs under the LTIP, and other Awards, such as Performance Units, that are conditioned on the performance goals described in Section 14.13 of the LTIP, will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible by the Company. The Board has approved the LTIP for submission to the stockholders in order to permit the grant of Awards thereunder that will constitute deductible performance-based compensation for purposes of Code Section 162(m).

ADMINISTRATION

The LTIP will be administered by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). Except as such discretion shall be limited by the automatic provisions of Article 13 with respect to annual grants of Options to non-employee directors, the Committee has the power, authority and discretion to designate participants; determine the type or types of Awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the LTIP; and make all other decisions and determinations that may be required under, or as the Committee deems necessary or advisable to administer, the LTIP.

FORMULA GRANTS TO NON-EMPLOYEE DIRECTORS

Pursuant to Article 13 of the LTIP, on the day following the 1998 Annual Meeting and on the day following each subsequent annual meeting of the Company's stockholders held on or before September 1, 2006, each non-employee director of the Company who is serving in such capacity as of such day will be granted a non-qualified Option to purchase 10,000 shares of Stock (each, a "Director Option"). Appropriate pro-rata grants will be made if at any time there are insufficient shares under the LTIP to make the full scheduled grants of Director Options. The exercise price for each Director Option will be 100% of the fair market value of the Stock on the date of grant. Each Director Option will expire on the tenth anniversary of the date of grant unless earlier terminated as provided below. A Director Option will not automatically lapse by reason of the optionee ceasing to qualify as a non-employee director but remaining as a member of the Board. However, Director Options will lapse under the earliest of the following circumstances: (i) ten years after the date of grant; (ii) if the optionee ceases to serve as a member of the Board for any reason other than by reason of death or disability, his Director Options will lapse three months after such termination as a member of the Board; provided, however, that if the director is removed for cause, his Director Options will lapse immediately; and
(iii) if the optionee ceases to serve as a member of the Board by reason of his death or disability, his Director Options will lapse one year after such termination as a member of the Board.

Each Director Option will be immediately exercisable, in whole or in part, on the first anniversary of the date of grant. Director Options are assignable or transferable by the director by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order, and will be transferable by the director to any of the following permitted transferees, upon such reasonable terms and conditions as the Committee may establish (and, unless specifically permitted by the Board in advance, such transfers shall be limited to one transfer per director to no more than four transferees): (i) one or more of the following family members of the Participant: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, (ii) a trust, partnership or other entity established and existing for the sole benefit of, or under the sole control of, one or more of the above family members of the Participant, or (iii) any other transferee specifically approved by the Committee after taking into account any state or federal tax, securities or other laws applicable to transferable options.

No Director Options will be granted under Article 13 after September 1, 2006. However, the Committee may make discretionary awards to non-employee directors pursuant to the other provisions of the LTIP before or after September 1, 2006.

DISCRETIONARY AWARDS

         Stock Options. The Committee is authorized to grant Options, which may be incentive stock options ("ISOs") or nonqualified stock options ("NSOs"), to participants. All Options will be evidenced by a written Award Agreement between the Company and the participant, which will include such provisions as may be specified by the Committee. The terms of any ISO must meet the requirements of
Section 422 of the Code.

         Stock Appreciation Rights. The Committee may grant SARs to participants. Upon the exercise of a SAR, the participant has the right to receive the excess, if any, of: the fair market value of one share of Common Stock on the date of exercise over the grant price of the SAR as determined by the Committee, which will not be less than the fair market value of one share of Common Stock on the date of grant. All awards of SARs will be evidenced by an Award Agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the SAR, as determined by the Committee at the time of grant.

         Performance Units. The Committee may grant Performance Units to participants on such terms and conditions as may be selected by the Committee. The Committee will have the complete discretion to determine the number of Performance Units granted to each participant and to set performance goals and other terms or conditions to payment of the Performance Units in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Units that will be paid to the participant.

         Restricted Stock Awards. The Committee may make awards of Restricted Stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends, if any, on the Restricted Stock).

         Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Common Stock subject to an Option Award or SAR Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Common Stock, or otherwise reinvested.

         Other Stock-Based Awards. The Committee may, subject to limitations under applicable law, grant to participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the LTIP, including without limitation shares of Common Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, and Awards valued by reference to book value of shares of Common Stock or the value of securities of or the performance of specified Parents or Subsidiaries of the Company. The Committee will determine the terms and conditions of any such Awards.

         Performance Goals. The Committee may determine that any Award will be determined solely on the basis of (a) the achievement by the Company or a parent or subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Company's, parent's or subsidiary's stock price, (c) the achievement by an individual or a business unit of the Company, parent or subsidiary of a specified target, or target growth in, revenues, net income or earnings per share, (d) the achievement of objectively determinable goals with respect to service or product delivery, service or product quality, customer satisfaction, meeting budgets and/or retention of employees or (e) any combination of the goals set forth in (a) through (d) above. Furthermore, the Committee reserves the right for any reason to reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. If an Award is made on such basis, the Committee must establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m)). Any payment of an Award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

         Limitations on Transfer; Beneficiaries. Except for Director Options granted under Article 13 of the LTIP, no Award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an ISO, pursuant to a qualified domestic relations order; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an incentive stock option to fail to be described in Code Section 422(b), and
(iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable Awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any Award upon the participant's death.

         Acceleration Upon Certain Events. Upon the participant's death or disability, all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding Awards will lapse. Any Options or SARs will thereafter continue or lapse in accordance with the other provisions of the LTIP and the Award Agreement. In the event of a Change in Control of the Company (as defined in the LTIP), all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised will become fully vested and all restrictions on all outstanding Awards will lapse; provided, however that such acceleration will not occur if, in the opinion of the Company's accountants, such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that would otherwise qualify for such accounting treatment and is contingent upon qualifying for such accounting treatment. In the event of
(i) the commencement of a public tender offer for all or any portion of the Common Stock, or (ii) a proposal to merge, consolidate or otherwise combine into and with another corporation (in which transaction the Company would not survive) is submitted to the stockholders of the Company for approval, the Committee may in its sole discretion declare all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised to become fully vested, and/or all restrictions on all outstanding Awards to lapse, in each case as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such tender offer or other transaction or event.

TERMINATION AND AMENDMENT

The Board or the Committee may, at any time and from time to time, terminate, amend or modify the LTIP without stockholder approval; provided, however, that the Committee may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the LTIP may adversely affect any Award previously granted under the LTIP, without the written consent of the participant.

CERTAIN FEDERAL INCOME TAX EFFECTS

         Nonqualified Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted NSO (including the Director Options). However, the participant will realize ordinary income on the exercise of the NSO in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction. The gain, if any, realized upon the subsequent disposition by the participant of the Common Stock will constitute short-, mid- or long-term capital gain, depending on the participant's holding period.

         Incentive Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of an ISO or the exercise thereof by the participant. If the participant holds the shares of Common Stock for the greater of two years after the date the Option was granted or one year after the acquisition of such shares of Common Stock (the "required holding period"), the difference between the aggregate option price and the amount realized upon disposition of the shares of Common Stock will constitute mid- or long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other "disqualifying disposition" during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the Common Stock purchased at the time of exercise over the aggregate option price, and the Company will be entitled to a federal income tax deduction equal to such amount.

         SARs. Under present federal income tax regulations, a participant receiving a SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time the Award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company.

         Performance Units. Under present federal income tax regulations, a participant receiving Performance Units will not recognize income and the Company will not be allowed a tax deduction at the time the Award is granted. When a participant receives payment of Performance Units, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company.

         Restricted Stock. Under present federal income tax regulations, and unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a Restricted Stock Award will not recognize income, and the Company will not be allowed a tax deduction, at the time the Award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock, and the Company will be entitled to a corresponding tax deduction at that time.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

As of July 29, 1998, no awards had been granted or approved for grant under the LTIP, other than the Director Options. Any other awards under the LTIP will be made at the discretion of the Committee. Consequently, other than as shown below, it is not presently possible to determine, with respect to (i) the executive officers named in the Summary Compensation Table, (ii) all current executive officers as a group, (iii) all non-executive directors, as a group, or
(iv) all eligible participants, including all current officers who are not executive officers, as a group, either the benefits or amounts that will be received by such persons or groups pursuant to the LTIP or the benefits or amounts that would have been received by such persons or groups under the LTIP if it had been in effect during the last fiscal year. The following table shows the minimum benefits that will accrue under the LTIP, for each year that it is in effect through September 2006, to non-employee directors as a group.

----------------------------------------------------------------------------------------------------
       Name and Position                               Dollar Value ($)           No. of Options (#)
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
       All Non-Employee Directors, as a Group          (1)                           30,000 (2)
----------------------------------------------------------------------------------------------------

(1) On a per share basis, this amount will be equal to the excess of the fair market value of the Common Stock on the date of exercise of the option over the exercise price of the option.

(2) Number of options to be granted in any one year while Article 13 of the LTIP is in effect, assuming there are three non-employee directors in such year.

ADDITIONAL INFORMATION

The closing price of the Common Stock, as reported by the Nasdaq National Market on July 28, 1998, was $13.50.

VOTE REQUIRED FOR APPROVAL. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting on this proposal will constitute approval of the LTIP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE
LTIP.

                                   PROPOSAL 3
              TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE COMPANY'S
                        FISCAL YEAR ENDING MARCH 31, 1998

Subject to stockholder ratification, the Board of Directors has reappointed the firm of Deloitte and Touche LLP as the independent auditors to examine the Company's financial statements for the fiscal year ending March 31, 1998. Deloitte & Touche has audited the Company's and its principal operating subsidiary, MLC Group, Inc.'s books since 1990. The Board of Directors recommends that Stockholders vote FOR such ratification. If the Stockholders do not ratify this appointment, other independent auditors will be considered by the Board of Directors upon recommendation of the Audit Committee.

Representatives of Deloitte & Touche are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

VOTE REQUIRED FOR APPROVAL. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting on this proposal will constitute approval of the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE RATIFICATION OF THE APPROVAL OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

                              OTHER PROPOSED ACTION

The Board of Directors does not intend to bring any other matters before the Annual Meeting, nor does the Board of Directors know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the Annual Meeting, the persons named in the accompanying form of Proxy will vote thereon in accordance with the recommendation of the Board of Directors.

Stockholders should note that the Company's By-Laws provide that in order for a stockholder to bring business before a meeting or to make a nomination for the election of directors, such stockholder must give written notice complying with the requirements of the By-Laws to the Secretary of the Company not later than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting.

                      STOCKHOLDER PROPOSALS AND SUBMISSIONS

If any Stockholder wishes to present a proposal for inclusion in the proxy materials to be solicited by the Company's Board of Directors with respect to the next Annual Meeting of Stockholders, that proposal must be presented to the Company's management prior to December 31, 1998.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

                                             MLC HOLDINGS, INC.

                                             ----------------------------------
                                             Kleyton L. Parkhurst, Secretary

MLC HOLDINGS, INC.                                                        PROXY

                       ANNUAL MEETINGS OF STOCKHOLDERS OF
                               MLC HOLDINGS, INC.
                              ON SEPTEMBER 16, 1998

                    THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Phillip G. Norton, Bruce M. Bowen, C. Thomas Faulders, III, Terrence O'Donnell and Carl J. Rickersten, and each or any of them, proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of MLC Holdings, Inc., a Delaware corporation (the "Company"), to be held on September 16, 1997 at 10:00 a.m. at Hyatt Regency Reston, 1800 Presidents Street, Reston, VA 20191, or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, upon such other business as may properly come before the meeting.

1. TO ELECT TWO CLASS II DIRECTORS TO SERVE FOR THREE YEARS AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND SHALL QUALIFY.

[ ]FOR THE NOMINEES LISTED BELOW                            [ ]WITHHOLD AUTHORITY

                                                              to vote for the nominees listed below

                                             Carl J. Rickertsen and Terrence O'Donnell


2. TO APPROVE AND ADOPT THE 1998 LONG-TERM INCENTIVE PLAN.

           [ ]FOR               [ ]AGAINST                  [ ]ABSTAIN



3. TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE COMPANY'S FISCAL YEAR ENDING MARCH 31, 1999.

           [ ]FOR               [ ]AGAINST                  [ ]ABSTAIN

Dated:                  , 1998


                                    Signature

                            Signature if held jointly

NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.

THE SHARES REPRESENTED BY ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. THE SHARES REPRESENTED BY A PROXY WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

           PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE.

                               MLC HOLDINGS, INC.
                          1998 LONG-TERM INCENTIVE PLAN

                                    APPENDIX A
                                    ARTICLE I
                                     PURPOSE

            1.1 GENERAL. The purpose of the MLC Holdings, Inc. 1998 Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of MLC Holdings, Inc. (the "Corporation"), by linking the personal interests of its employees, officers, consultants and directors to those of Corporation stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of employees, officers, consultants and directors upon whose judgment, interest, and special effort the successful conduct of the Corporation's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, consultants and directors. In addition, the Plan provides for automatic annual grants of options to Non-Employee Directors of the Company as provided in Article 13.

                                    ARTICLE 2
                                 EFFECTIVE DATE

            2.1 EFFECTIVE DATE. The Plan shall be effective as of the date upon which it shall be approved by the Board. However, the Plan shall be submitted to the stockholders of the Corporation for approval within 12 months of the Board's approval thereof. No Incentive Stock Options granted under the Plan may be exercised prior to approval of the Plan by the stockholders and if the stockholders fail to approve the Plan within 12 months of the Board's approval thereof, any Incentive Stock Options previously granted hereunder shall be automatically converted to Non-Qualified Stock Options without any further act. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Code Section 162(m). Any such Awards shall be contingent upon the stockholders having approved the Plan.

                                    ARTICLE 3
                                   DEFINITIONS

            3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section, unless a clearly different meaning is required by the context.
The following words and phrases shall have the following meanings:

     "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

     "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

     "Board" means the Board of Directors of the Corporation.

     "Change in Control" means and includes each of the following:

     (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on the Effective Date the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; or

     (2) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means the committee of the Board described in Article 4.

     "Corporation" means MLC Holdings, Inc., a Delaware corporation.

     "Covered Employee" means a covered employee as defined in Code Section 162(m)(3).

     "Disability" shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Corporation, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

     "Dividend Equivalent" means a right granted to a Participant under Article 11.

     "Effective Date" has the meaning assigned such term in Section 2.1.

     "Fair Market Value", on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

     "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     "Non-Employee Director" means a member of the Board who is not an employee of the Corporation or any Parent or Subsidiary.

     "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

     "Option" means a right granted to a Participant under the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option; provided, that Options granted under Article 13 shall be Non-Qualified Options.

     "Other Stock-Based Award" means a right, granted to a Participant under
Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

     "Parent" means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation. For Incentive Stock Options, the term shall have the same meaning as set forth in Code Section 424(e).

     "Participant" means a person who, as an employee, officer, consultant or director of the Corporation or any Subsidiary, has been granted an Award under the Plan.

     "Performance Unit" means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

     "Plan" means the MLC Holdings, Inc. 1998 Long-Term Incentive Plan, as amended from time to time.

     "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

     "Stock" means the $.01 par value common stock of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to
Article 15.

     "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

     "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation. For Incentive Stock Options, the term shall have the meaning set forth in Code
Section 424(f).

     "1933 Act" means the Securities Act of 1933, as amended from time to time.

     "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

                                    ARTICLE 4
                                 ADMINISTRATION

     4.1 COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board or, at the discretion of the Board from time to time, by the Board. The Committee shall consist of two or more members of the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder). However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

     4.2 ACTION BY THE COMMITTEE. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Parent or Subsidiary, the Corporation's independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.

            4.3 AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to do the following; except as such discretion shall be limited by the automatic provisions of Article 13 with respect to annual grants of Options to Non-Employee Directors:

          (a) Designate Participants;

          (b) Determine the type or types of Awards to be granted to each Participant;

          (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

          (e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

          (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (h) Decide all other matters that must be determined in connection with an Award;

          (i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

          (k) Amend the Plan or any Award Agreement as provided herein.

     4.4. DECISIONS BINDING. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                    ARTICLE 5
                           SHARES SUBJECT TO THE PLAN

     5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 15.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Unit Award) shall be that number of shares of Stock equal to: (i) 20% of the total number of shares of Stock outstanding from time to time, as determined immediately after giving pro forma effect to the assumed exercise of all options or other rights to acquire Stock, less (ii) any shares of Stock that have been purchased under the Corporation's 1997 Employee Stock Purchase Plan from time to time, and less (iii) any shares granted pursuant to the exercise of options or otherwise granted as awards under the MLC Master Stock Option Plan. Notwithstanding the foregoing, (i) not more than 4,000,000 shares authorized herein may be granted as Incentive Stock Options, and (ii) not more than 10% of the shares authorized herein may be granted as Awards of Restricted Stock or unrestricted Stock Awards.

     5.2. LAPSED AWARDS. To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

     5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

     5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Covered Employee shall be 500,000. The maximum fair market value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by a Covered Employee (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $2,000,000.

                                    ARTICLE 6
                                   ELIGIBILITY

     6.1. GENERAL. Awards may be granted only to individuals who are employees, officers, consultants or directors of the Corporation or a Parent or Subsidiary.

                                    ARTICLE 7
                                  STOCK OPTIONS

     7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of the grant.

          (b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exerciseable at an earlier date.

          (c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided that if shares of Stock surrendered in payment of the exercise price were themselves acquired otherwise than on the open market, such shares shall have been held by the Participant for at least six months.

          (d) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Corporation and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee or, in the case of Options granted pursuant to Article 13, by the provisions of Article 13.

     7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

          (a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

          (b) EXERCISE. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

          (c) LAPSE OF OPTION. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

               (1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

               (2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

               (3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant's termination of employment; provided, however, that if the Participant's employment is terminated by the Company for cause or by the Participant without the consent of the Company, the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

               (4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant's termination of employment.

               (5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant's death. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's beneficiary, determined in accordance with Section 14.6.

          Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 15, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant's termination of employment.

          (d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

          (e) TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

          (f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

          (g) RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

          (h) NON-EMPLOYEES. The Committee may not grant an Incentive Stock Option to a non-employee. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Corporation or Parent or Subsidiary but only in that individual's position as an employee and not as a director.

                                    ARTICLE 8
                            STOCK APPRECIATION RIGHTS

     8.1. GRANT OF SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

          (a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

               (1) The Fair Market Value of one share of Stock on the date of exercise; over

               (2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant.

          (b) OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

                                    ARTICLE 9
                                PERFORMANCE UNITS

     9.1. GRANT OF PERFORMANCE UNITS. The Committee is authorized to grant Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Units granted to each Participant. All Awards of Performance Units shall be evidenced by an Award Agreement.

     9.2. RIGHT TO PAYMENT. A grant of Performance Units gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Units are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Units in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Units that will be paid to the Participant.

     9.3. OTHER TERMS. Performance Units may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

                                   ARTICLE 10
                             RESTRICTED STOCK AWARDS

     10.1. GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

     10.2. ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

     10.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

     10.4. CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                         ARTICLE 11 DIVIDEND EQUIVALENTS

     11.1 GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

                                   ARTICLE 12
                            OTHER STOCK-BASED AWARDS

     12.1. GRANT OF OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

                                   ARTICLE 13
                ANNUAL AWARD OF OPTIONS TO NON-EMPLOYEE DIRECTORS

     13.1. GRANT OF OPTIONS. Each Non-Employee Director who is serving in such capacity as of the day following the annual meeting of the Corporation's stockholders ("Annual Meeting") held in 1998 shall be granted a Non-Qualified Option to purchase 10,000 shares of Stock, subject to adjustment as provided in
Section 15.1. As of the day following each subsequent Annual Meeting, each Non-Employee Director who is serving in such capacity as of such date shall be granted a Non-Qualified Option to purchase 10,000 shares of Stock, subject to adjustment as provided in Section 15.1. Each such day that Options are to be granted under this Article 13 is referred to hereinafter as a "Grant Date."

     If on any Grant Date, shares of Stock are not available under the Plan to grant to Non-Employee Directors the full amount of a grant contemplated by the immediately preceding paragraph, then each Non-Employee Director shall receive an Option (a "Reduced Grant") to purchase shares of Stock in an amount equal to the number of shares of Stock then available under the Plan divided by the number of Non-Employee Directors as of the applicable Grant Date. Fractional shares shall be ignored and not granted.

     If a Reduced Grant has been made and, thereafter, during the term of the Plan, additional shares of Stock become available for grant, then each person who was a Non-Employee Director both on the Grant Date on which the Reduced Grant was made and on the date additional shares of Stock become available (a "Continuing Non-Employee Director") shall receive an additional Option to purchase shares of Stock. The number of newly available shares shall be divided equally among the Options granted to the Continuing Non-Employee Directors; provided, however, that the aggregate number of shares of Stock subject to a Continuing Non-Employee Director's additional Option plus any prior Reduced Grant to the Continuing Non-Employee Director on the applicable Grant Date shall not exceed 10,000 shares (subject to adjustment pursuant to Section 15.1). If more than one Reduced Grant has been made, available Options shall be granted beginning with the earliest such Grant Date.

     13.2. OPTION PRICE. The option price for each Option granted under this
Article 13 shall be the Fair Market Value on the date of grant of the Option.

     13.3. TERM. Each Option granted under this Article 13 shall, to the extent not previously exercised, terminate and expire on the date ten (10) years after the date of grant of the option, unless earlier terminated as provided in
Section 13.4.

     13.4 LAPSE OF OPTION. An Option granted under this Article 13 shall not automatically lapse by reason of the Participant ceasing to qualify as a Non-Employee Director but remaining as a member of the Board. An Option granted under this Article 13 shall lapse under the earliest of the following circumstances:

     (1) The Option shall lapse ten years after it is granted.

     (2) If the Participant ceases to serve as a member of the Board for any reason other than as provided in paragraph (3) or (4) below, the Option shall lapse, unless it is previously exercised, three months after the Participant's termination as a member of the Board; provided, however, that if the Participant is removed for cause (determined in accordance with the Corporation's bylaws, as amended from time to time), the Option shall (to the extent not previously exercised) lapse immediately.

     (3) If the Participant ceases to serve as a member of the Board by reason of his Disability, the Option shall lapse, unless it is previously exercised, one year after the Participant's termination as a member of the Board.

     (4) If the Participant dies while serving as a member of the Board, or during the three-month period described in paragraph (2) or during the one-year period described in paragraph (3) and before the Option otherwise lapses, the Option shall lapse one year after the Participant's death. Upon the Participant's death, any exercisable Options may be exercised by the Participant's beneficiary, determined in accordance with Section 14.6.

     If a Participant exercises Options after termination of his service on the Board, he may exercise the Options only with respect to the shares that were otherwise exercisable on the date of termination of his service on the Board. Such exercise otherwise shall be subject to the terms and conditions of this
Article 13.

     13.5. EXERCISABILITY. Each Option granted under this Article 13 shall be immediately exercisable, in whole or in part, on the first anniversary of the date of grant.

     13.6. EXERCISE AND PAYMENT. An Option granted under this Article 13 shall be exercised by written notice directed to the Secretary of the Company (or his designee) and accompanied by payment in full of the exercise price in cash, by check, in shares of Stock, or in any combination thereof; provided that if shares of Stock surrendered in payment of the exercise price were themselves acquired otherwise than on the open market, such shares shall have been held by the Participant for at least six months. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, such Options may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the Option shares and delivers cash sales proceeds to the Corporation in payment of the exercise price.

     13.7. TRANSFERABILITY OF OPTIONS. Any Option granted pursuant to this
Article 13 shall be assignable or transferable by the Participant by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such section applied to an Award under the Plan. In addition, any Option granted pursuant to this Article 13 shall be transferable by the Participant to any of the following permitted transferees, upon such reasonable terms and conditions as the Committee may establish (and, unless specifically permitted by the Board in advance, such transfers shall be limited to one transfer per Participant to no more than four transferees): (i) one or more of the following family members of the Participant: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, (ii) a trust, partnership or other entity established and existing for the sole benefit of, or under the sole control of, one or more of the above family members of the Participant, or (iii) any other transferee specifically approved by the Committee after taking into account any state or federal tax, securities or other laws applicable to transferable options.

     13.8. TERMINATION OF ARTICLE 13. No Options shall be granted under this
Article 13 after September 1, 2006.

     13.9. NON-EXCLUSIVITY. Nothing in this Article 13 shall prohibit the Committee from making discretionary Awards to Non-Employee Directors pursuant to the other provisions of the Plan before or after September 1, 2006. Options granted pursuant to this Article 13 shall be governed by the provisions of this
Article 13 and by other provisions of the Plan to the extent not inconsistent with the provisions of Article 13.

                                   ARTICLE 14
                         PROVISIONS APPLICABLE TO AWARDS

     14.1. STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     14.2. EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 14.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

     14.3. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

     14.4. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Corporation or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

     14.5. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation,
(ii) does not cause any Option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable Awards.

     14.6 BENEFICIARIES. Notwithstanding Section 14.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the

Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

     14.7. STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

     14.8 ACCELERATION UPON DEATH OR DISABILITY. Notwithstanding any other provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death or Disability during his employment or service as a consultant or director, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised (including, without limitation, Options granted pursuant to Article 13) shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

     14.9. ACCELERATION UPON A CHANGE IN CONTROL. Except as otherwise provided in the Award Agreement, upon the occurrence of a Change in Control, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised (including, without limitation, Options granted pursuant to Article 13) shall become fully exercisable and all restrictions on outstanding Awards shall lapse; provided, however that such acceleration will not occur if, in the opinion of the Company's accountants, such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

     14.10. ACCELERATION UPON CERTAIN EVENTS NOT CONSTITUTING A CHANGE IN CONTROL. In the event of the occurrence of any circumstance, transaction or event not constituting a Change in Control (as defined in Section 3.1) but which the Board of Directors deems to be, or to be reasonably likely to lead to, an effective change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised (including, without limitation, Options granted pursuant to Article
13) to be fully exercisable, and/or all restrictions on all outstanding Awards to have lapsed, in each case, as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

     14.11. ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 14.9 or 14.10 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant's Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised (including, without limitation, Options granted pursuant to Article 13) shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this
Section 14.11.

     14.12 EFFECT OF ACCELERATION. If an Award is accelerated under Section 14.9 or 14.10, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

     14.13. PERFORMANCE GOALS. The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees, but excluding Options granted pursuant to Article 13) shall be determined solely on the basis of (a) the achievement by the Corporation or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Corporation's, Parent's or Subsidiary's stock price, (c) the achievement by an individual or a business unit of the Corporation, Parent or Subsidiary of a specified target, or target growth in, revenues, net income or earnings per share, (d) the achievement of objectively determinable goals with respect to service or product delivery, service or product quality, customer satisfaction, meeting budgets and/or retention of employees or (e) any combination of the goals set forth in (a) through (d) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder) and the Committee may for any reason reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

     14.14. TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Corporation, or transfers from one Parent or Subsidiary to another Parent or Subsidiary.

                                   ARTICLE 15
                          CHANGES IN CAPITAL STRUCTURE

     15.1. GENERAL. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Corporation or of another corporation, whether through reorganization, recapitalization, reclassification, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

                                   ARTICLE 16
                     AMENDMENT, MODIFICATION AND TERMINATION

     16.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

     16.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

                                   ARTICLE 17
                               GENERAL PROVISIONS

     17.1. NO RIGHTS TO AWARDS. No Participant or employee, officer, consultant or director shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants and employees, officers, consultants or directors uniformly.

     17.2. NO STOCKHOLDER RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with such Award.

     17.3. WITHHOLDING. The Corporation or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

     17.4. NO RIGHT TO EMPLOYMENT OR OTHER STATUS. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Subsidiary to terminate any Participant's employment or status as a consultant or director at any time, nor confer upon any Participant any right to continue as an employee, officer, consultant or director of the Corporation or any Parent or Subsidiary.

     l6.5. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Subsidiary.

     17.6. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Parent or Subsidiary unless provided otherwise in such other plan.

     17.7. EXPENSES. The expenses of administering the Plan shall be borne by the Corporation and its Parents or Subsidiaries.

     17.8. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     17.9. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     17.10. FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

     17.11. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Corporation shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock paid under the Plan. The shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     17.12. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

     17.13 ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

     The foregoing is hereby acknowledged as being the MLC Holdings, Inc. 1998 Long-Term Incentive Plan as adopted by the Board of Directors of the Company on July _ _, 1998 and approved by the stockholders of the Company on _______, 1998.

                               MLC HOLDINGS, INC.

                               By:
                                   ----------------------------

                               Its:
                                    ---------------------------